                                                                     EXHIBIT 1.2

                   CATERPILLAR FINANCIAL SERVICES CORPORATION

                                  $500,000,000

                                  POWERNOTES(SM)

                    WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE

                             SELLING AGENT AGREEMENT

                                                           [_____________, 20__]

[Agent Name]
[Agent Address]

[Agent Name]
[Agent Address]

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(SM) Service Mark of Caterpillar Financial Services Corporation

Dear Sirs:

        Caterpillar Financial Services Corporation, a Delaware corporation (the "Company"), proposes to issue and sell up to $500,000,000 aggregate principal amount of its PowerNotes(SM) With Maturities of 9 Months or More from Date of Issue (the "Notes") to be issued pursuant to the provisions of an Indenture dated as of April 15, 1985, as supplemented from time to time, between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association), which acts as Trustee (the "Indenture"). The terms of the Notes are described in the Prospectus referred to below.

        Subject to the terms and conditions contained in this Selling Agent Agreement (the "Agreement"), the Company hereby (1) appoints you as agent of the Company ("Agent") for the purpose of soliciting purchases of the Notes from the Company and you hereby agree to use your reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and, after consultation with [Agent Name] (the "Purchasing Agent"), the Company reserves the right to enter into agreements substantially identical hereto with other agents and (2) agrees that whenever the Company determines to sell Notes pursuant to this Agreement, such Notes shall be sold pursuant to a Terms Agreement (as defined in Section IV(b) hereof) relating to such sale in accordance with the provisions of Section IV(b) hereof between the Company and the Purchasing Agent with the Purchasing Agent purchasing such Notes as principal for resale to others.

                                      I.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement No. 333-_____ relating to the Notes and the offering thereof, from time to time, in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). Such registration statement, including all documents incorporated therein by reference, as from time to time amended or supplemented, is referred to herein as the "Registration Statement". The Registration Statement has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company has prepared or will promptly prepare for filing with, or transmission for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a prospectus supplement (the "Prospectus Supplement") and a prospectus (the "Base Prospectus") for the purpose of supplying information in respect of the public offering of the Notes. The Prospectus Supplement, together with the Base Prospectus, including all documents incorporated therein by reference, as from time to time amended or supplemented, and including any Pricing Supplement, are referred to herein as the "Prospectus".

                                       II.

        Your obligations hereunder are subject to the following conditions, each of which shall be met on such date as you and the Company shall subsequently fix for the commencement of your obligations hereunder (the "Commencement Date"):

        (a) (i) No litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes and (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus; and you shall have received on the Commencement Date a certificate dated such Commencement Date and signed by an executive officer of the Company to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings threatened.

        (b) You shall have received a favorable opinion of Orrick, Herrington & Sutcliffe LLP ("Orrick, Herrington & Sutcliffe"), counsel for the Company, dated the Commencement Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus;

               (ii) the Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid, binding and enforceable agreement of the Company and has been duly qualified under the Trust Indenture Act;

               (iii) the issuance and sale of the Notes has been duly authorized and the Notes, when the terms thereof have been established in accordance with the Indenture and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers, will be entitled to the benefits of the Indenture and will be legal, valid, binding and enforceable obligations of the Company;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid, binding and enforceable obligation of the Company; provided, that, the opinions of Orrick,
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        Herrington & Sutcliffe in (ii), (iii) and (iv) hereof are subject as to enforcement to the laws of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and that rights to indemnity hereunder may be limited by applicable law in the United States;

               (v) no authorization, consent or approval of, or registration or filing with, any United States or State of Delaware governmental or public body or regulatory authority is required on the part of the Company for the issuance of the Notes in accordance with the Indenture or the sale of the Notes in accordance with this Agreement other than the registration of the Notes under the Securities Act, qualification of the Indenture under the Trust Indenture Act and compliance with the securities or Blue Sky laws of various jurisdictions;

               (vi) the execution and delivery of the Indenture, the issuance of the Notes in accordance with the Indenture and the sale of the Notes pursuant to this Agreement do not and will not contravene any provision of any statute of the United States, the State of New York or the Delaware General Corporation Law or any rule or regulation thereunder or result in any violation by the Company of any of the terms or provisions of the Certificate of Incorporation or Bylaws of the Company, or any indenture, mortgage or other agreement or instrument filed as an exhibit to the Registration Statement by which the Company is bound;

               (vii) the Indenture conforms and the Notes will conform in all material respects to the descriptions thereof in the Prospectus; and

               (viii) Orrick, Herrington & Sutcliffe (1) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (except as to financial statements contained therein, as to which Orrick, Herrington & Sutcliffe need not express any opinion), and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations thereunder, (2) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except as to financial statements contained therein, as to which Orrick, Herrington & Sutcliffe need not express any opinion), comply as to form in all material respects with the Securities Act and the rules and regulations thereunder and (3) is of the opinion that (except for the financial statements contained therein, as to which Orrick, Herrington & Sutcliffe need not express any belief) the Registration Statement and the Prospectus, as amended or supplemented, filed with the Commission pursuant to the Securities Act together with the information incorporated therein, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that Orrick, Herrington & Sutcliffe may
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        state that its opinion with respect to this subsection (viii) is based upon the participation by one or more of its attorneys, who participated in the preparation of the Registration Statement and the Prospectus and the information incorporated therein by reference and review and discussion of the contents thereof and discussion of the answers made and information furnished therein with such attorneys, certain officers of the Company and its auditors, but is without independent check or verification except as stated therein.

        (c) You shall have received on the Commencement Date a letter dated the Commencement Date from PricewaterhouseCoopers LLP, independent auditors, containing statements and information of the type ordinarily included in auditors' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus relating to the Notes.

        (d) You shall have received a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Agents, dated such Commencement Date, to the effect set forth in clauses (ii), (iii), (iv) and (vii) of Section II(b).

        (e) You shall have received a certificate of the secretary or assistant secretary of Caterpillar Inc. (formerly known as Caterpillar Tractor Co.) as to
(i) the Restated Certificate of Incorporation of Caterpillar Inc., (ii) the Bylaws of Caterpillar Inc. and (iii) no amendments to or action taken by Caterpillar Inc. or its directors or officers in contemplation of making any amendment to the following agreements between Caterpillar Inc. and the Company since the respective dates thereof: (A) the Support Agreement, dated as of December 21, 1984, as amended by First Amendment to the Support Agreement, dated June 14, 1995; and (B) the Tax Sharing Agreement, dated as of June 21, 1984.

        The obligations of the Purchasing Agent to purchase Notes as principal, both under this Agreement and under any Terms Agreement are subject to the conditions that (i) no litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Notes, or which in any way questions or affects the validity of the Notes, (ii) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and (iii) there shall have been no material adverse change not in the ordinary course of business in the consolidated financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus, each of which conditions shall be met on the corresponding Settlement Date (as defined in Section IV(b) hereof). Further, if specifically called for by any written agreement by the Purchasing Agent to purchase Notes as principal, the Purchasing Agent's obligations hereunder and under such agreement, shall be subject to such of the additional conditions set forth in clause (a), as it relates to the executive officer's certificate, and clauses (b), (c) and (d) above, as agreed to by the parties, each of which such agreed conditions shall be met on the corresponding Settlement Date.

                                     III.

        In further consideration of your agreements herein contained, the Company covenants as follows:

        (a) To furnish to you, without charge, a copy of (i) the Indenture, (ii) the resolutions of the Board of Directors (or Executive Committee) of the Company authorizing the issuance and sale of the Notes, certified by the Secretary or Assistant Secretary of the Company as having been duly adopted,
(iii) the Registration Statement including exhibits and materials incorporated by reference therein and (iv) as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

        (b) Before amending or supplementing the Registration Statement or the Prospectus (other than amendments or supplements to change interest rates), to furnish you a copy of each such proposed amendment or supplement, and to afford you a reasonable opportunity to comment on any such proposed amendment or supplement.

        (c) To furnish you copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a Prospectus shall be required by law in connection with sales of any of the Notes, either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the latest Prospectus, as then amended or supplemented, or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will (A) notify you to suspend the solicitation of offers to purchase Notes and if notified by the Company, you shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented and (B) promptly prepare and file with the Commission such document incorporated by reference in the Prospectus or an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will provide to you without charge a reasonable number of copies thereof, which you shall use thereafter.

        (d) To endeavor to qualify such Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of such Notes for investment under the laws of such jurisdictions as you may designate; provided, that, in connection therewith the Company shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.

        (e) The Company will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

        (f)    (i)   To use its reasonable efforts, in cooperation with the
Purchasing Agent, to cause such Notes as the Company and the Purchasing Agent agree to be accepted for listing on any stock exchange (each, a "Stock Exchange"), in each case as the Company and the Purchasing Agent shall deem to be appropriate. In connection with any such agreement to qualify Notes for listing on a Stock Exchange, the Company shall use its reasonable efforts to obtain such listing promptly and shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain and maintain the listing.

               (ii) So long as any Note remains outstanding and listed on a Stock Exchange, if either (A) there is a significant change affecting any matter described in the Prospectus the inclusion of which was required by applicable law, the listing rules and regulations of such Stock Exchange on which any Notes are listed (the "Listing Rules"), or by such Stock Exchange or (B) a significant new matter arises the inclusion of information with respect to which would have been so required if it had arisen when the Prospectus was prepared, to provide to the Purchasing Agent information about the change or matter, publish such supplementary Prospectus as may be required by such Stock Exchange and otherwise comply with applicable law and the Listing Rules in that regard.

               (iii) To use reasonable efforts to comply with any undertakings given by it from time to time to any Stock Exchange on which any Notes are listed.

        (g) To notify the Purchasing Agent promptly in writing in the event that the Company does not have a security listed on the New York Stock Exchange.

        (h) The Company will notify the Purchasing Agent as soon as practicable, and confirm such notice in writing, of any change in the rating assigned by any nationally recognized statistical rating organization, as such term is defined in Rule 436(g)(2) under the Securities Act, to the Medium-Term Note Program under which the Notes are issued (the "Program") or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities.

                                       IV.

        (a)    Acting as Agent. You hereby agree, as Agents hereunder, to use
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your reasonable best efforts to solicit and receive offers to purchase Notes upon the terms and conditions set forth herein and in the Prospectus and upon the terms communicated to you from time to time by the Company. For the purpose of such solicitation you will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, and you will solicit purchases only as permitted or contemplated thereby and herein and will solicit purchases of the Notes only as permitted by the Securities Act and the applicable securities laws or regulations of any jurisdiction. The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions (which may be given orally) from the Company, you will forthwith suspend solicitation of purchases until such time as the Company has advised you that such solicitation may be resumed.

        You are authorized to solicit orders for the Notes only in denominations of $1,000 or more (in multiples of $1,000). You are not authorized to appoint subagents or to engage the service of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company; provided, however, the Purchasing Agent may engage the service of any other
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broker or dealer without the consent of the Company. The Purchasing Agent will however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. In addition, unless otherwise instructed by the Company, the Purchasing Agent shall communicate to the Company, orally or in writing, offers to purchase Notes on an aggregate basis by CUSIP numbers of the Notes. The Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. The Company agrees to pay the Purchasing Agent, as consideration for soliciting the sale of the Notes, a concession in the form of a discount equal to the percentages of the initial offering price of each Note sold not in excess of the concession set forth in Exhibit A hereto (the "Concession"). The Purchasing Agent and the other Agents will share the above-mentioned Concession in such proportions as they may agree.

        (b)    Acting as Principal. Each sale of Notes to an Agent as principal
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shall be made in accordance with the terms of this Agreement and a separate agreement, substantially in the form of Exhibit C hereto, to be entered into on behalf of such Agent(s) by the Purchasing Agent, which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the Purchasing Agent and the Company) is herein referred to as a "Terms Agreement". A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent. The Purchasing Agent's agreement to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company herein contained and shall be subject to the terms and conditions herein set forth. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account. Each Terms Agreement, whether oral (and confirmed in writing which may be by facsimile transmission) or in writing, shall describe the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and may specify, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the price to be paid to the Company for such Notes, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes (the "Settlement Date"), whether the Notes provide for a survivor's option or for optional redemption by the Company and on what terms and conditions, and any other relevant terms. Terms Agreements may take the form of an exchange of any standard form of written telecommunication between the Purchasing Agent and the Company.

        In connection with the resale of the Notes purchased, without the consent of the Company, you are not authorized to appoint subagents or to engage the service of any other broker or dealer, nor may you reallow any portion of the discount paid to you by the Company in excess of the designated reallowance portion; provided, however, that the Purchasing Agent may engage the service of
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any other broker or dealer without the consent of the Company. The Purchasing Agent will however, on a periodic basis, provide the Company with a listing of those brokers or dealers so engaged. Unless authorized by the Purchasing Agent in each instance, each Agent agrees not to purchase and sell Notes for which an order from a client has not been received.

        Each purchase of Notes by the Purchasing Agent from the Company shall be at a discount to the percentages of the initial offering price of each such Note on the date of issue not in excess of the applicable Concession set forth in Exhibit A hereto.

        (c)    Public Offering Price. Unless otherwise authorized by the
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Company, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any, with the exception of Notes that bear a zero interest rate and are issued at a substantial discount from the principal amount payable at the Maturity Date (a "Zero-Coupon Note"). Such Zero-Coupon Notes shall be sold to the public at a purchase price no greater than an amount, expressed as a percentage of the principal face amount of such Notes, equal to the net proceeds to the Company on the sale of such Notes, plus the Concession, plus accrued interest, if any. Such purchase price shall be set forth in the confirmation statement of the Selling Group member responsible for such sale, and delivered to the purchaser along with a copy of the Prospectus (if not previously delivered) and Pricing Supplement.

        (d)    Procedures. Procedural details relating to the issue and delivery
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of, and the solicitation of purchases and payment for, the Notes, whether under
Section IV(a) or IV(b) of this Agreement, are set forth in the Administrative Procedures attached hereto as Exhibit B (the "Procedures"), as amended from time to time. The provisions of the Procedures shall apply to all transactions contemplated hereunder. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

        (e)    Prospectus Delivery; Marketing Materials. You shall, as required
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by applicable law, furnish to each person to whom you sell or deliver Notes a copy of the Prospectus (as then amended or supplemented) or, if delivery of the Prospectus is not required by applicable law, inform each such person that a copy thereof (as then amended or supplemented) will be made available upon request. You are not authorized to give any information or to make any representation not contained in the Prospectus or the documents incorporated by reference or specifically referred to therein in connection with the offer and sale of the Notes. The Company agrees that the Purchasing Agent may utilize the Company's name, logo and service mark to identify the Company as a member of the Direct Access Notes Program in the Purchasing Agent's general materials and marketing objectives relating to the Direct Access Notes Program.

The Purchasing Agent will at all times provide the Company with an advance copy of said material.

        (f)    Compliance With Laws. You are aware that other than registering
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the Notes under the Securities Act, no action has been or will be taken by the Company that would permit the offer or sale of the Notes or possession or distribution of the Prospectus or any other offering material relating to the Notes in any jurisdiction where action for that purpose is required. Accordingly, you, severally and not jointly, agree that you will observe all applicable laws and regulations in each jurisdiction in or from which you may directly or indirectly acquire, offer, sell or deliver Notes or have in your possession or distribute the Prospectus or any other offering material relating to the Notes, and you will obtain any consent, approval or permission required for the purchase, offer or sale by you of Notes under the laws and regulations in force in any such jurisdiction to which you are subject or in which you make such purchase, offer or sale.

                                       V.

        The Company represents and warrants to the Agents that as of the date hereof, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by the Purchasing Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and sells Notes and as of each date the Registration Statement or the Prospectus is amended or supplemented:

        (a) (i) each document, if any, filed, or to be filed, pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed, or will comply, in all material respects with such Act and the rules and regulations thereunder; (ii) the Registration Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Notes, when it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) each Prospectus, if any, filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder; (iv) the Registration Statement and each Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder; and (v) the Registration Statement and each Prospectus relating to the Notes do not and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

        (b) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

        (c) the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

        (d) the Notes have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Notes of any particular issuance of Notes will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Notes;

        (e) other than as set forth in the Prospectus, the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal and state laws and regulations, except for any noncompliance which would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

        (f) the issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Notes, the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the Commencement Date, obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by you of offers to purchase Notes from the Company and with purchases of Notes by you as principal, as the case may be, in each case in the manner contemplated hereby;

        (g) other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which are of a character which are required to be disclosed in the Prospectus which have not been properly disclosed therein;

        (h) immediately after any sale of Notes by the Company hereunder or under any Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement; and

        (i) the Program and the Notes are rated A2 by Moody's Investors
Service, Inc. and A+ by Standard & Poor's Ratings Services, or such other rating as to which the Company shall have most recently notified the Agents pursuant to
Section III(h) hereof.

        The above representations and warranties shall not apply to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. Each acceptance by the Company of an offer for the purchase of Notes and each issuance of Notes shall be deemed an affirmation by the Company that the foregoing representations and warranties are true and correct at the time, as the case may be, of such acceptance or of such issuance, in each case as though expressly made at such time. The representations, warranties and covenants of the Company shall survive the execution and delivery of this Agreement and the issuance and sale of the Notes.

        Each time the Registration Statement shall be amended by the filing of a post-effective amendment with the Commission, or the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 13 of the Exchange Act, or, if so agreed in connection with a particular transaction, the Company shall furnish the Agents with (1) a written opinion, dated the date of such amendment, filing (in the case of a Form 10-Q, if requested in writing), or as otherwise agreed, of counsel to the Company, in substantially the form previously delivered under
Section II(b), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; (2) a letter, dated the date of such amendment, filing, or as otherwise agreed, of PricewaterhouseCoopers LLP, independent auditors, in substantially the form previously delivered under Section II(c), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date; and (3) a certificate, dated the date of such amendment, filing, or as otherwise agreed and signed by an executive officer of the Company, in substantially the form previously delivered under Section II(a), but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented at such date.

                                       VI.

        The Company agrees to indemnify and hold harmless you, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) you and each of your and such person's officers and directors against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided: (i) that the Company shall not be liable for any such loss, liability, cost, action or claim arising from any statements or omissions made in reliance on and in conformity with written information provided by you to the Company expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto; and (ii) that the Company shall not be liable to you or any person controlling you with respect to the Prospectus to the extent any such loss, liability, cost, action or claim to you or such controlling person results from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to you.

        Each Agent severally agrees to indemnify and hold harmless the Company, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), the Company, and the Company's and such person's officers and directors from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the section of the Prospectus Supplement or any amendment or supplement thereto entitled "Supplemental Plan of Distribution" in reliance on and in conformity with written information furnished to the Company by such Agent expressly for use therein.

        If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that, the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,
(ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnifying the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        If the indemnification provided for in this Section VI is unavailable to or insufficient to hold harmless an indemnified party under the preceding paragraphs of this Section VI in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this fourth paragraph of Section VI were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this fourth paragraph of Section VI. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this fourth paragraph of Section VI shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this fourth paragraph of Section VI, no Agent shall be required to contribute any amount in excess of any Concession received by it and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this fourth paragraph of Section VI to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

        The indemnity and contribution agreements contained in this Section VI and the representations and warranties of the Company and you in this Agreement, shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Agents; (iii) any investigation by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf of the indemnifying party, its directors or officers or any person controlling the indemnifying party; and (iv) acceptance of and payment for any of the Notes.

                                      VII.

        Except as provided in Section IV hereof, in soliciting purchases of Notes from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason, other than to repay to the Company any commission with respect thereto. Except pursuant to a Terms Agreement, under no circumstances shall you be obligated to purchase any Notes for your own account.

                                      VIII.

        This Agreement shall be terminated at any time by either party hereto upon the giving of five business days written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except for obligations hereunder which expressly survive the termination of this Agreement and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Note or Notes.

        Subsequent to the execution of a Terms Agreement, (i) the Purchasing Agent may terminate such Terms Agreement, and (ii), if the Purchasing Agent does not elect to terminate such Terms Agreement pursuant to clause (i) of this sentence, upon the request of an Agent with respect to Notes to be purchased through the Purchasing Agent by such Agent, the Purchasing Agent shall terminate such Terms Agreement to the extent of the Notes that were to be purchased through the Purchasing Agent by such requesting Agent, in each case immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if there shall have occurred any:

               (A) change in the long-term debt of the Company or any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Purchasing Agent or such requesting Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

               (B) downgrading in the rating of the Company's debt securities (including the Notes) by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such debt securities; or

               (C) banking moratorium declared by Federal or New York authorities, or the authorities of any country in whose currency any Notes are denominated under the applicable Terms Agreement; or

               (D) outbreak or escalation of hostilities in which the United States or any country in whose currency any Notes are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress, any material adverse change in financial markets or any other substantial national or international calamity or emergency if, in the judgment of the Purchasing Agent or such requesting Agent, the effect of any such outbreak, escalation, material adverse change, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes; or

               (E) action by any governmental authority or any change, or any development involving a prospective change, involving currency exchange rates or exchange controls, which makes it impracticable or inadvisable in the judgment of the Purchasing Agent or such requesting Agent to proceed with the public offering of such Notes or enforce contracts for the sale of such Notes.

        If this Agreement is terminated, the last sentence of Section IV(a),
Section III(c), (d) and (e), Section VI, and the first paragraph of Section XIII shall survive; provided, that, if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Section III(a) and (b), Section IV(b) and (d) shall also survive until time of delivery.

                                       IX.

        Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to you at your address, telex or telecopier number set forth below by your signature and if to the Company shall be sufficient in all respects if delivered or sent by telex, telecopier or registered mail to the Company at 2120 West End Avenue, Nashville, Tennessee 37203-0001, telecopier number 615-341-8587, marked for the attention of the Secretary. All such notices shall be effective on receipt.
                                       X.

        This Agreement shall be binding upon you and the Company, and inure solely to the benefit of you and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of this Agreement.

                                       XI.

        This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each party to this Agreement irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered against it in connection with this Agreement may be brought in any Federal or New York State court sitting in the Borough of Manhattan, and, by execution and delivery of this Agreement, such party hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceeding for itself and in respect of its property, assets and revenues. Each party hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding has been brought in an inconvenient forum.

                                      XII.

        If this Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of this Agreement he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

                                      XIII.

        The Company will pay the expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement; (ii) the preparation, issuance and delivery of the Notes; (iii) the fees and disbursements of the Company's auditors, of the Trustee and its counsel and of any paying or other agents appointed by the Company; (iv) the printing and delivery to you in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus; (v) the reasonable fees and disbursements of Gibson, Dunn & Crutcher LLP, counsel for the Agents (including "Blue Sky" fees and disbursements); (vi) if the Company lists Notes on a securities exchange, the costs and fees of such listing; and
(vii) any fees charged by rating agencies for the rating of the Notes.

        This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                             Very truly yours,

                             CATERPILLAR FINANCIAL SERVICES CORPORATION

                             By:____________________________________________

                             Title:___________________________________________

Confirmed and accepted
as of the date first above written:

[Agent Name]
By: _______________________________
Name:
Title:

[Agent Name]
By: _______________________________
Name:
Title:

[Agent Name]
By: _______________________________
Name:
Title:

                                    EXHIBIT A

                                  POWERNOTES(SM)
                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                              DEALER AGENT PROGRAM
                              --------------------


Unless otherwise agreed between the Company and the Purchasing Agent for a particular offering of Notes, the following Concessions are payable as a percentage of the non-discounted Price to Public of each note sold to or through the Purchasing Agent:

9 months to less than 23 months............. [____]%
23 months to less than 35 months............ [____]%
35 months to less than 47 months............ [____]%
47 months to less than 59 months............ [____]%
59 months to less than 71 months.............[____]%
71 months to less than 83 months.............[____]%
83 months to less than 95 months.............[____]%
95 months to less than 107 months............[____]%
107 months to less than 119 months...........[____]%
119 months to less than 131 months...........[____]%
131 months to less than 143 months...........[____]%
143 months to less than 179 months...........[____]%
179 months to less than 239 months...........[____]%
239 months to 360 months.....................[____]%

                                    EXHIBIT B

                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                                  $500,000,000
                                  POWERNOTES(SM)
             WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE

                            ADMINISTRATIVE PROCEDURES


PowerNotes(SM) With Maturities of 9 Months or More from Date of Issue the ("Notes") are offered on a continuing basis by Caterpillar Financial Services Corporation. The Notes will be offered by [Agent Name] (the "Purchasing Agent"), [Agent Names] (collectively, the "Agents") pursuant to a Selling Agent Agreement among the Company and the Agents dated as of the date hereof (the "Selling Agreement") and one or more terms agreements substantially in the form attached to the Selling Agreement as Exhibit C (each a "Terms Agreement"). The Notes are being resold by the Purchasing Agent (and by any Agent that purchases them from the Purchasing Agent) to (i) customers of the Agents or (ii) selected broker-dealers (the "Selling Group") for distribution to their customers pursuant to a Master Selected Dealers Agreement (a "Dealers Agreement") attached hereto as Schedule E. The Agents have agreed to use their reasonable best efforts to solicit purchases of the Notes. The Notes will be senior debt and have been registered with the Securities and Exchange Commission (the "Commission"). U.S. Bank Trust National Association (formerly First Trust of New York, National Association) is trustee (the "Trustee") under an Indenture dated as of April 15, 1985, as amended from time to time, between the Company and the Trustee (the "Indenture") covering the Notes. Pursuant to the terms of the Indenture, U.S. Bank Trust National Association also will serve as authenticating agent, issuing agent and paying agent.

Each tranche of Notes will be issued in book-entry form and represented by one or more fully registered global notes without coupons (each, a "Global Note") held by the Trustee, as agent for the Depository Trust Corporation ("DTC") and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Notes issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative responsibilities will be handled for the Company by its Treasury Department; accountable document control and record-keeping responsibilities will be performed by its Legal Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Notes will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Notes, the Indenture, the Selling Agent Agreements or the Prospectus and the Pricing Supplement (together, the "Prospectus"), the relevant provisions of the Notes, the Indenture, the Selling

Agent Agreements and the Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Selling Agent Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the Securities Act, or in the Indenture.


                       Administrative Procedures for Notes
                       -----------------------------------

In connection with the qualification of Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated ___________ __, 2001 and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement") dated January 31, 1991 and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). The procedures set forth below may be modified in compliance with DTC's then applicable procedures and upon agreement by the Company, the Trustee and the Purchasing Agent.

Maturities:             Each Note will mature on a date (the "Maturity Date")
                        not less than nine months after the date of delivery by the Company of such Note. Notes will mature on any date selected by the initial purchaser and agreed to by the Company. "Maturity" when used with respect to any Note, means the date on which the outstanding principal amount of such Note becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:               All Notes having the same terms will be represented
                        initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

                        All Discount Notes which have the same terms
                        (collectively, the "Zero-Coupon Terms") will be represented initially by a single Global Certificate in fully registered form without coupons.

                        Each Global Note will bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Identification
Numbers: The Company has received from the CUSIP Service Bureau (the "CUSIP Service Bureau") of Standard & Poor's Corporation ("Standard & Poor's) one series of CUSIP numbers consisting of approximately 200 CUSIP numbers for future assignment to Global Notes. The Company will provide DTC and the Trustee with a list of such CUSIP numbers. The Company will assign CUSIP numbers as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:           Unless otherwise specified by DTC, Global Notes will be
                        issued only in fully registered form without coupons.
                        Each Global Note will be registered in the name of Cede
                        & Co., as nominee for DTC, on the Note Register maintained under the Indenture by the Trustee. The beneficial owner of a Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:              Transfers of interests in a Global Note will be
                        accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:              The Trustee, at the Company's request, may deliver to
                        DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Notes having the same terms (except that Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Notes of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date, if any, for the related Notes, on which such Global
                        Notes shall be exchanged for a single replacement Global
                        Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note.
                        Upon receipt of such a notice, DTC will send to its participants (including the Issuing Agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing, the new CUSIP number and the CUSIP numbers of the exchanged
                        Global Notes will, in accordance with CUSIP Service
                        Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global
                        Notes to be exchanged exceed $400,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $400,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (See
                        "Denominations" below).

Denominations:          Notes will be issued in denominations of $1,000 or more
                        (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $400,000,000. If one or more Notes having an aggregate principal or face amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Note, then one Global
                        Note will be issued to represent each $400,000,000 principal or face amount of such Note or Notes and an additional Global Note will be issued to represent any remaining principal amount of such Note or Notes. In such case, each of the Global Notes representing such Note or Notes shall be assigned the same CUSIP number.

Issue Price:            Unless otherwise specified in an applicable Pricing
                        Supplement, each Note will be issued at the percentage of principal amount specified in the Prospectus relating to such Note.

Interest:               General. Each Note will bear interest at a fixed rate,
                        -------
                        which may be zero during all or any part of the term in the case of certain Notes issued at a price representing a substantial discount from the principal amount payable at Maturity. Interest on each Note will accrue from the Issue Date of such Note for the first interest period and from the most recent Interest
                        Payment Date to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Note will include interest accrued to but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Note occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business

                        Day and no interest shall accrue as a result of any such delayed payment.

                        Each pending deposit message described under Settlement Procedure "C" below will be routed to Standard & Poor's Corporation, which will use the message to include certain information regarding the related Notes in the appropriate daily bond report published by Standard & Poor's Corporation.

                        Each Note will bear interest from and including its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Note (other than a Zero-Coupon Note) will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Note is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption provisions or the Survivor's Option). Interest will be payable to the person in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at
                                      --------  -------
                        Maturity, on a date of redemption or in connection with the exercise of the Survivor's Option will be payable to the person to whom principal shall be payable.

                        Any payment of principal, and premium, if any, or interest required to be made on a Note on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Notes are subject to change without notice by the Company from time to time, but no such change will affect any Notes already issued or as to which an offer to purchase has been accepted by the Company.

                        The Interest Payment Dates for a Note that provides for monthly interest payments shall be the fifteenth day of each calendar month (or the next Business Day), commencing in the calendar month that next succeeds the month in which the Note is issued. In the case of a Note that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month (or the next Business Day), commencing in the third succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month (or the next Business Day), commencing in the sixth succeeding calendar month following the month in which the Note is issued. In the case of a Note that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month (or the next Business Day), commencing in the twelfth succeeding calendar month following the month in which the Note is issued. The Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day; provided, however, that interest payable at Maturity
                        --------  -------
                        will be payable to the person to whom principal shall be payable.

                        Each payment of interest on a Note shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation
of Interest:            Unless otherwise specified in the applicable Pricing
                        Supplement, interest on the Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: October 1, 2000 to April 1, 2001 equals 6 months and 0 days, or 180 days;
                        the interest paid equals 180/360 times the annual rate of interest times the principal amount of the Note. The period from December 3, 2000 to April 1, 2001 equals 3 months and 28 days, or 118 days; the interest payable equals 118/360 times the annual rate of interest times the principal amount of the Note.)

Business Day:           "Business Day" means, unless otherwise specified in the
                        applicable Pricing Supplement, any day, other than a Saturday or Sunday, that meets the following applicable requirement: such day is not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in the City of New York.

Payments of
Principal and
Interest:               Payments of Principal and Interest. Promptly after each
                        ----------------------------------

                        Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under "Manner of Payment". If any Interest Payment Date for any Note is not a Business

                        Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

                        Payments on the Maturity Date.  On or about the first
                        -----------------------------
                        Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Notes maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment ("Maturity") in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under "Manner of Payment". If the Maturity Date of any Global
                        Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Notes represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

                        Manner of Payment. The total amount of any principal,
                        -----------------
                        premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes by instructing the Trustee to withdraw funds from an account maintained by the Company with The Chase Manhattan Bank, by wire transfer to The Chase Manhattan Bank or as otherwise agreed with the Trustee. The Company will confirm such instructions in writing to the Trustee. Prior to 10:00 a.m., New York City time, on the Maturity Date or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the

                        Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Notes to such Participants.

                        Withholding Taxes. The amount of any taxes required
                        -----------------
                        under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for
Rate Setting
and Posting:            The Company and the Agents will discuss, from time to
                        time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set interest rates borne by any Notes in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as "Posting," and the day on which rates are posted is referred to herein as the "Posting Day") or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

                        The Company will assign a separate CUSIP number for each tranche of Notes to be posted, and will so advise and notify the Trustee and Purchasing Agent of said assignment by telephone and/or by telecopier or other form of electronic transmission. The Purchasing Agent will, in turn, include the assigned CUSIP number on all Posting notices communicated to the Agents and Selling Group members.

Offering of Notes:      In the event that there is a Posting, the Purchasing
                        Agent will communicate to each of the Agents and Selling
                        Group members the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each tranche of Notes that is the subject of the Posting. Thereafter, the Purchasing Agent, along with the other Agents and the Selling Group, will solicit offers to purchase the Notes accordingly.

Preparation
of Pricing
Supplement:             On each Posting Day, the Company will prepare and
                        provide to the Purchasing Agent, by no later than _:__ p.m. (New York City time) on such Posting Day, a Pricing
                        Supplement (substantially in the form attached to the Selling Agent Agreement as Exhibit D) reflecting the terms of the Notes that are being offered in such Posting, and the Company and the Purchasing Agent will cause the Pricing Supplement to be posted on the web site for the Notes on the Posting Day, with the Pricing
                        Supplement positioned to immediately precede the Prospectus.

                        Thereafter, the Company will file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply a copy thereof (or additional copies if requested) to the Purchasing Agent and one copy to the Trustee. The Purchasing Agent will cause a Prospectus and Pricing Supplement to be delivered to each of the other Agents and Selling Group members that purchased such Notes, and each of these, in turn, will pursuant to the terms of the Selling Agent Agreement and the Master Selected Dealer Agreement, cause to be delivered a copy of the applicable Pricing Supplement to each purchaser of Notes from such Agent or Selling Group member.

                        In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Purchase of Notes
by the Purchasing
Agent: The Purchasing Agent will, no later than 4:00 p.m. (New York City time) on the sixth day subsequent to the Posting Day, or if such sixth day is not a day on which commercial banks in New York City are not required or authorized to be in operation (not a "Business Day"), on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and the Agents (any such day, a "Trade Day"),
                        (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each tranche that the Purchasing Agent is offering to purchase or (ii) inform the Company that none of the Notes of a particular tranche will be purchased by the Purchasing Agent.

Acceptance
and Rejection
of Orders:              Unless otherwise agreed by the Company and the Agents,
                        the Company has the sole right to accept orders to purchase Notes and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Purchasing Agent will promptly advise the Company by telephone of all offers to purchase Notes received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Notes will be accepted.

                        Upon receipt of a completed and executed Terms Agreement from the Purchasing Agent, the Company will (i) promptly execute and return such Terms Agreement to the Purchasing Agent or (ii) inform the Purchasing Agent that its offer to purchase the Notes of a particular tranche has been rejected, in whole or in part. The Purchasing Agent will thereafter promptly inform the other Agents and participating Selling Group members of the action taken by the Company.

Delivery of
Confirmation and
Prospectus to
Purchaser by
Purchasing
Agent: Subject to "Suspension of Solicitation; Amendment or Supplement" below, the Agents will deliver a Prospectus (including the Pricing Supplement) as herein described with respect to each Note sold by it.

                        For each offer to purchase a Note solicited by an Agent and accepted by or on behalf of the Company, the Purchasing Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the terms of such Note and other applicable details described above and delivery and payment instructions. In addition, the Purchasing Agent will deliver to such purchaser the Prospectus (including the Pricing Supplement) in relation to such Note prior to or together with the earlier of any written offer of such Note, delivery of the confirmation of sale or delivery of the Note.

Settlement:             The receipt of immediately available funds by the

                        Company in payment for Notes and the authentication and issuance of the Global Note representing such Notes shall constitute "Settlement" with respect to such Note. All orders accepted by the Company will be settled within one to three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on a later date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will
                               --------  -------
                        notify the Trustee on the date issuance instructions are given.

Settlement
Procedures:             In the event of a purchase of Notes by any Agent, as
                        principal, appropriate Settlement details, if different from those set forth below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Agreement.
                        Settlement Procedures with regard to each Note sold by an Agent, as agent for the Company, shall be as follows:

                        A. After the acceptance of an offer by the Company with respect to a Note, the Purchasing Agent will communicate the following details of the terms of such offer (the "Note Sale Information") to the Company by telephone confirmed in writing or by facsimile transmission or other acceptable written means:

                                1.      Principal amount of the purchase;

                                2.      Interest Rate;
                                3.      Interest Payment Dates;
                                4.      Settlement Date;
                                5.      Maturity Date;
                                6.      Purchase Price;
                                7. Purchasing Agent's commission determined pursuant to Section IV(a) of the Selling Agent Agreement;
                                8.      Net proceeds to the Company;
                                9.      Trade Date;
                                10. If a Note is redeemable by the Company, such of the following as are applicable:

                                        (i)    The date on and after which such
                                               Note may be redeemed (the
                                               "Redemption Commencement Date"),
                                        (ii)   Initial redemption price (% of
                                               par), and
                                        (iii)  Amount (% of par) that the
                                               initial redemption price shall
                                               decline (but not below par) on
                                               each anniversary of the
                                               Redemption Commencement Date;
                                11.     Whether the Note has the Survivor's
                                        Option;
                                12. If a Discount Note, the total amount of original issue discount, the yield to maturity and the initial accrual period of original issue discount;
                                13.     DTC Participant Number of the
                                        institution through which the customer
                                        will hold the beneficial interest in the Global Note; and
                                14.     Such other terms as are necessary to
                                        complete the applicable form of Note.

                        B. The Company will confirm the previously assigned CUSIP number to the Global Note representing such Note and then advise the Trustee and the Purchasing Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure "A" above, the assigned CUSIP number and the name of the Purchasing Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Note is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company;
                                (ii) such Note, and the Global Note representing such Note, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Note, the aggregate principal amount of all Notes issued under the Indenture will not exceed the aggregate principal amount of Notes authorized for issuance at such time by the Company.

                        C. The Trustee will communicate to DTC and the Purchasing Agent through DTC's Participant Terminal System, a pending deposit message specifying the following Settlement information:

                                1. The information received in accordance with Settlement Procedure "A".

                                2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Purchasing Agent.

                                3. The initial Interest Payment Date for such Note, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

                                4.      The CUSIP number of the Global Note
                                        representing such Notes.

                                5.      The frequency of interest.

                                6. Whether such Global Note represents any other Notes issued or to be issued (to the extent then known).

                        D. DTC will credit such Note to the participant account of the Trustee maintained by DTC.

                        E. The Trustee will complete and deliver a Global Note representing such Note in a form that has been approved by the Company, the Agents and the Trustee.

                        F. The Trustee will authenticate the Global Note representing such Note and maintain possession of such Global Note.

                        G. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the participant account of the Agent maintained by DTC and (ii) debit the settlement account of the Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Note less the Purchasing Agent's commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Note has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                        H. The Purchasing Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Purchasing Agent's participant account and credit such Note to the participant accounts of the Participants to whom such Note is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of the Purchasing Agent maintained by DTC, in an amount equal to the price of the Note so credited to their accounts.

                        I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "G" and "H" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                        J. The Trustee will credit to an account of the Company maintained at The Chase Manhattan Bank funds available for immediate use in an amount equal to the amount credited to the Trustee's DTC participant account in accordance with Settlement Procedure "G".

                        K. The Trustee will send a copy of the Global Note representing such Note by first-class mail to the Company.

                        L. The Purchasing Agent will confirm the purchase of each Note to the purchaser thereof either by transmitting to the Participant to whose account such Note has been credited a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus, as most recently amended or supplemented, must accompany or precede such confirmation.

                        M. Each Business Day, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:              In the event of a purchase of Notes by the Purchasing
                        Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between the Purchasing Agent and the Company pursuant to the Selling Agent Agreement.

                        For orders of Notes solicited by an Agent, as agent, and accepted by the Company, Settlement Procedures "A" through "M" shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement:             Procedure     Time
                        ---------     ----

                        A             4:00 p.m. on the Trade Day.
                        B             5:00 p.m. on the Trade Day.
                        C             2:00 p.m. on the Business Day before the
                                      Settlement Date.
                        D             10:00 a.m. on the Settlement Date.
                        E             12:00 p.m. on the Settlement Date.
                        F             12:30 p.m. on the Settlement Date.
                        G-H           2:00 p.m. on the Settlement Date.
                        I             4:45 p.m. on the Settlement Date.
                        J-L           5:00 p.m. on the Settlement Date
                        M             Weekly or at the request of the Company.

                        NOTE: The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure "L"). Settlement Procedure "I" is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

                        If Settlement of a Note is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to
Settle: If the Trustee fails to enter an SDFS deliver order with respect to a Note pursuant to Settlement Procedure "G", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message; provided,
                                                                      --------
                        that, such participant account contains Notes having the
                        ----
                        same terms and having a principal amount that is at least equal to the principal amount of such Note to be debited. If withdrawal messages are processed with respect to all the Notes issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Notes and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC's participant Terminal System reversing the orders entered pursuant to Settlement Procedures "G" and "H", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

                        Notwithstanding the foregoing, upon any failure to settle with respect to a Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Notes that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement Procedures "D" and "E", for the authentication and issuance of a Global Note representing the other Notes to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for
Rate Changes:           Each time a decision has been reached to change rates,
                        the Company will promptly advise the Agents of the new rates, who will forthwith suspend solicitation of purchases of Notes at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of
Solicitation;
Amendment or
Supplement:             Subject to the Company's representations, warranties and
                        covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Notes. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

                        In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

                        If the Company decides to amend or supplement the
                        Registration Statement or the Prospectus, it will
                        promptly advise the Agents and furnish the Agents and
                        the Trustee with the proposed amendment or supplement
                        and with such certificates and opinions as are required,
                        all to the extent required by and in accordance with the
                        terms of the Selling Agent Agreement. Subject to the
                        provisions of the Selling Agent Agreement, the Company
                        may file with the Commission any supplement to the
                        Prospectus relating to the Notes. The Company will
                        provide the Agents and the Trustee with copies of any
                        such supplement, and confirm to the Agents that such
                        supplement has been filed with the Commission.
Trustee Not to
Risk Funds:             Nothing herein shall be deemed to require the Trustee to
                        risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising             The Company shall have the sole right to approve the
Costs:                  form and substance of any advertising an Agent may
                        initiate in connection with such Agent's solicitation to purchase the Notes. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.

                                    EXHIBIT C
                   CATERPILLAR FINANCIAL SERVICES CORPORATION
                                  POWERNOTES(SM)

                                 TERMS AGREEMENT

                                                           __________ __, 20__

Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203-0001

The undersigned agrees to purchase the following aggregate principal amount of
Notes:

$___________________________

The terms of such Notes shall be as follows:

CUSIP Number:
             ----------------
Interest Rate:                %
                -------------
Maturity Date:
                ------
Price to Public:
                  ----
Agent's Concession:          %
                    ---------
Settlement Date, Time
            and Place:
                        ------------
Survivor's Option:
                    ---------
Interest Payment Dates:
                         -----------
Optional Redemption, if any:
                              --------------
               Initial Redemption Date:
                                         ----------
               Redemption Price: Initially % of Principal Amount and declining
                         % of the
               ----------
               Principal Amount on each anniversary of the Initial Redemption Date until the Redemption Price is 100% of the Principal Amount.
[Any other terms and conditions agreed
to by such Agent and the Company]

                                            [Agent Name]


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

ACCEPTED:

CATERPILLAR FINANCIAL SERVICES CORPORATION


By:
   -----------------------------------------
    Name:
    Title:

                                    Exhibit D
                           Form of Pricing Supplement

                                                           Registration No. 333-
                                              Filed Pursuant to Rule 424(b)([3])

                  Caterpillar Financial Services Corporation

                                PowerNotes(SM)

            With Maturities of 9 Months or More from Date of Issue

--------------------------------------------------------------------------------


Pricing Supplement No. __                                   Trade Date: __/__/__
(To Prospectus Supplement dated June 1, 2001)               Issue Date: __/__/__

The date of this Pricing Supplement is _______ __, ____




       CUSIP
         or       Stated Interest Rate
    Common Code        Per Annum           Maturity Date     Price to Public        Dealer
    -----------   --------------------     -------------     --------------         ------

  Interest Payment
     Frequency                              Subject to         Dates and terms of redemption
    (begin date)      Survivor's Option     Redemption        (including the redemption price)
  ----------------    -----------------     ----------        --------------------------------


                                    EXHIBIT E

                    Form of Master Selected Dealer Agreement
                    ----------------------------------------

[Name of Dealer]
[Dealer's Address]


Dear Selected Dealer:

     In connection with public offerings of securities after the date hereof for which we are acting as manager of an underwriting syndicate or are otherwise responsible for the distribution of securities to the public by means of an offering of securities for sale to selected dealers, you may be offered the right as such a selected dealer to purchase as principal a portion of such securities. This will confirm our mutual agreement as to the general terms and conditions applicable to your participation in any such selected dealer group organized by us as follows.

          1.   Applicability of this Agreement. The terms and conditions of this
               -------------------------------
Agreement shall be applicable to any public offering of securities ("Securities"), pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act"), or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein ([Agent Name]) (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has expressly informed you that such terms and conditions shall be applicable. Any such offering of Securities to you as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering where we are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering where we are acting with others as representatives of Underwriters, such other representatives.

          2.   Conditions of Offering; Acceptance and Purchases. Any Offering
               ------------------------------------------------
will be subject to delivery of the Securities and their acceptance by us and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. We will advise you by telegram, telex or other form of written communication ("Written Communication", which term, in the case of any Offering described in Section 3(a) or 3(b) hereof, may include a prospectus or offering circular) of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in
Section 3(c) hereof) of any Offering in which you are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by you with respect to an Offering should be sent to [Agent Name], [Agent Address] (Telecopy: ([___]) [_______]). We reserve the right to reject any acceptance in whole or in part. Unless notified otherwise by us, Securities purchased by you shall be paid for on such date as we shall determine, on one day's prior notice to you, by certified or official bank check, in an amount equal to the Public Offering Prices (as hereinafter defined) or, if we shall so advise you, at such Public Offering Price less the Concession (as hereinafter defined), payable in New York Clearing House funds to the order of [Agent Name], against delivery of the Securities. If Securities are purchased and paid for at such Public Offering Price, such Concession will be paid after the termination of the provisions of Section 3(c) hereof with respect to such Securities. Notwithstanding the foregoing, unless notified otherwise by us, payment for and delivery of Securities purchased by you shall be made through the facilities of The Depository Trust Company, if you are a member, unless you have otherwise notified us prior to the date specified in a Written Communication to you from us or, if you are not a member, settlement may be made through a correspondent who is a member pursuant to instructions which you will send to us prior to such specified date


          3.   Representations, Warranties and Agreements.
               ------------------------------------------

          (a)  Registered Offerings. In the case of any Offering of Securities
               --------------------
that are registered under the Securities Act ("Registered Offering"), we shall provide you with such number of copies of each preliminary prospectus and of the final prospectus relating thereto as you may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable rules and regulations of the Securities and Exchange Commission thereunder. You represent and warrant that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and, when furnished with copies of any revised preliminary prospectus, you will, upon our request, promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You agree that in purchasing Securities in a Registered Offering you will rely upon no statement whatsoever, written or oral, other than the statements in the final prospectus delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to a prospectus or by any Underwriter to give any information or to make any representation not contained in the prospectus in connection with the sale of such Securities.

          (b)  Offerings Pursuant to Offering Circular. In the case of any
               ---------------------------------------
Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, we shall provide you with such number of copies of each preliminary offering circular and of the final offering circular relating thereto as you may reasonably request. You agree that you will comply with the applicable Federal and state laws, and the applicable rules and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. You agree that in purchasing Securities pursuant to an offering circular you will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to you by us. You will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

          (c)  Offer and Sale to the Public. With respect to any Offering of
               ----------------------------
Securities, we will inform you by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers and the time when you may commence selling Securities to the public. After such public offering has commenced, we may change the public offering price, the selling concession and the reallowance to dealers. The offering price, selling concession and reallowance (if any) to dealers at any time in effect with respect to an Offering are hereinafter referred to, respectively, as the "Public Offering Price", the "Concession" and the "Reallowance". With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 4 hereof, you agree to offer Securities to the public at no more than the Public Offering Price. If notified by us, you may sell securities to the public at a lesser negotiated price than the Public Offering Price, but in an amount not to exceed the Concession. If a Reallowance is in effect, a reallowance from the Public Offering Price not in excess of such Reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740(c) of the Conduct Rules of the National Association of Securities Dealers. Inc. (the "NASD") and who are either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD who represent to you that they will promptly reoffer such Securities at the Public Offering Price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in Section 3(e) hereof.

          (d)  Over-allotment; Stabilization; Unsold Allotments. We may, with
               ------------------------------------------------
respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities for long or short account and to stabilize or maintain the market price of the Securities. You agree not to purchase and sell Securities for which an order from a client has not been received without our consent in each instance. You further agree that, upon our request at any time and from time to time prior to the termination of the provisions of Section 3(c) hereof with respect to any Offering, you will report to us the amount of Securities purchased by you pursuant to such Offering which then remain unsold by you and will, upon our request at any such time, sell to us for our account or the account of one or more Underwriters such amount of such unsold Securities as we may designate at the Public Offering Price less an amount to be determined by us not in excess of the Concession. If, prior to the later of (i) the termination of the provisions of Section 3(c) hereof with respect to any Offering or (ii) the covering by us of any short position created by us in connection with such Offering for our account or the account of one or more Underwriters, we purchase or contract to purchase for our account or the account of one or more Underwriters in the open market or otherwise any Securities purchased by you under this Agreement as part of such Offering, you agree to pay us on demand an amount equal to the Concession with respect to such Securities (unless you shall have purchased such Securities pursuant to Section 2 hereof at the Public Offering Price in which case we shall not be obligated to pay such Concession to you pursuant to Section 2) plus transfer taxes and broker's commissions or dealer's mark-up, if any, paid in connection with such purchase or contract to purchase.

          (e)  NASD. You represent and warrant that you are actually engaged in
               ----
the investment banking or securities business and either a member in good standing of the NASD or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with the NASD's interpretation with respect to free riding and withholding. You further represent, by your participation in an Offering, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

     You agree that, in connection with any purchase or sale of the Securities wherein a selling Concession, discount or other allowance is received or granted, (1) you will comply with the provisions of Rule 2740 of the Conduct Rules of the NASD and (2) if you are a non-NASD member broker or dealer in a foreign country, you will also comply (a), as though you were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules and (b) with Rule 2420 of the Conduct Rules as that Rule applies to a non-NASD member broker or dealer in a foreign country.

     You further agree that, in connection with any purchase of securities from us that is not otherwise covered by the terms of this Agreement (whether we are acting as manager, as a member of an underwriting syndicate or a selling group or otherwise), if a selling Concession, discount or other allowance is granted to you, clauses (1) and (2) of the preceding paragraph will be applicable.

          (f)  Relationship among Underwriters and Selected Dealers. We may buy
               ----------------------------------------------------
Securities from or sell Securities to any Underwriter or Selected Dealer and, without consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the Public Offering Price less all or any part of the Concession. You are not authorized to act as agent for us, any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Neither we nor any Underwriter shall be under any obligation to you except for obligations assumed hereby or in any Written Communication from us in connection with any Offering. Nothing contained herein or in any Written Communication from us shall constitute the Selected Dealers an association or partners with us or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for Federal income tax purposes, then you elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. You authorize us, in our discretion, to execute and file on your behalf such evidence of that election as may be required by the Internal Revenue Service. In connection with any Offering, you shall be liable for your proportionate amount of any tax, claim, demand or liability that may be asserted against you alone or against one or more Selected Dealers participating in such Offering, or against us or the Underwriters, based upon the claim that the Selected Dealers, or any of them, constitute an association, an unincorporated business or other entity, including, in each case, your proportionate amount of any expense incurred in defending against any such tax, claim, demand or liability.

          (g)  Blue Sky Laws. Upon application to us, we shall inform you as to
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any advice we have received from counsel concerning the jurisdictions in which Securities have been qualified for sale or are exempt under the securities or blue sky laws of such jurisdictions, but we do not assume any obligation or responsibility as to your right to sell Securities in any such jurisdiction.

          (h)  Compliance with Law. You agree that in selling Securities
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pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities) you will comply with all applicable laws, rules and regulations, including the applicable provisions of the Securities Act and the Exchange Act, the applicable rules and regulations of the Securities and Exchange Commission thereunder, the applicable rules and regulations of the NASD, the applicable rules and regulations of any securities exchange having jurisdiction over the Offering and the applicable laws, rules and regulations specified in Section 3(b) hereof.

          4.   Termination, Supplements and Amendments. This Agreement may be
               ---------------------------------------
terminated by Written Communication to the other affected party or parties. Until so terminated, this Agreement shall continue in full force and effect. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(c) hereof with regard to any Offering will terminate at the close of business on the 30th day after the commencement of the public offering of the Securities to which such Offering relates, but in our discretion may be extended by us for a further period not exceeding 30 days and in our discretion, whether or not extended, may be terminated at any earlier time.

          5.   Successors and Assigns. This Agreement shall be binding on, and
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inure to the benefit of, the parties hereto and other persons specified in
Section 1 hereof, and the respective successors and assigns of each of them.

          6.   Governing Law. This Agreement and the terms and conditions set
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forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from us to you in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

     Please confirm by signing and returning to us the enclosed copy of this Agreement that your subscription to. or your acceptance of any reservation of. any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4 hereof) together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such Offering, all of which shall constitute a binding agreement between you and us, individually or as representative of any Underwriters. (ii) confirmation that your representations and warranties set forth in Section 3 hereof are true and correct at that time, (iii) confirmation that your agreements set forth in Sections 2 and 3 hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) in the case of any Offering described in Section 3(a) and 3(b) hereof, acknowledgment that you have requested and received from us sufficient copies of the final prospectus or offering circular, as the case may be, with respect to such Offering in order to comply with your undertakings in Section 3(a) or 3 (b) hereof.

                                            Very truly yours,

                                            [Agent Name]


                                            By:___________________________

                                            Name:_________________________

                                            Title:________________________


                                            CONFIRMED:  ________ __, 2001


(NAME OF DEALER)

By:__________________________

Name:________________________

Title:_______________________